UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 26, 2014

Date of Report (Date of earliest event reported)

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 538-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On March 6, 2014, QNB Corp., parent company of QNB Bank, filed a Current Report on Form 8-K regarding a change to its website domain to www.qnbbank.com and the planned sale of its prior domain name to a third party for a purchase price of $1,000,000. The transfer of the prior domain name to the third party was completed on November 26, 2014, and QNB Bank has received the $1,000,000 purchase price therefor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNB Corp.

Dated: December 2, 2014

	By:	/s/ David W. Freeman
David W. Freeman
President and Chief Executive Officer